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                                                                   EXHIBIT 10.7

                                   AGREEMENT


         THIS AGREEMENT is entered into by and between Carolina Investors, Inc. ("CII") and Amerifund Group, Inc. ("Amerifund").


                                    RECITALS

         1. Amerifund is in the business of making home equity loans and providing credit underwriting to residents of FloridA and such other states as the parties may agree to from time to time, secured by first and second residential mortgages.

         2. CII is willing to provide funds with which certain loans originated by Amerifund ("Qualified Mortgages") may be closed and funded, with each such loan to be immediately assigned to CII at closing, in consideration of the funds so advanced by CII.


         3. CII will attempt to package and sell blocks of Qualified Mortgages and/or securitize them.


                 CONFIDENTIAL PORTION DELETED


                                   AGREEMENT

         1. Funding of Loans; Expansion Opportunities. During the term of this Agreement, Amerifund will submit Loan Approval Information and Funding Requests to CII substantially in the form of the attached Exhibits A1 and A2 with respect to Qualified Mortgages. Amerifund will be obligated to sell and CII will be obligated to purchase all "Qualified Mortgages" which meet the Underwriting Criteria on the attached Exhibit B. Each such Funding Request will be submitted not less than two (2) days prior to the proposed closing date or funding date, whichever applies, of such Qualified Mortgage.

         a. For purposes of this Agreement, the term "Qualified Mortgage" means a first or second mortgage home loan which is made by Amerifund and closed by Amerifund's Closing Agent in compliance with all applicable federal, state and local statutes, rules and regulations and which meets the underwriting criteria of this Agreement set forth on Exhibit B, as such underwriting criteria may be modified from time to time by CII to satisfy market requirements or as otherwise agreed to by the parties. CII shall be entitled to audit Amerifund's credit underwriting standards and practices on a monthly basis upon fifteen (15) day prior written notice.

         b. Upon CII's approval of a Funding Request for a Qualified Mortgage, Amerifund shall retain an approved attorney or title company ("Closing Agent"), listed on the attached Exhibit C (such list of approved attorneys or title companies may be amended and supplemented from time to time by mutual agreement of the parties) to close such Qualified Mortgage and shall direct such Closing Agent as follows:


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                 (i)      The Qualified Mortgage shall be closed with Amerifund
                          as Lender in compliance with all applicable statutes, rules and regulations, with the documentation listed on the attached Exhibit D and such additional documentation as such Closing Agent deems necessary or advisable to comply with applicable law (all such documentation is referred to herein collectively as "Loan Documents"), to document adequately the loan and to record and perfect the lender's security interest and lien over all collateral for the loan.

                 (ii)     Not less than      CONFIDENTIAL PORTION DELETED
                          business days prior to the Qualified Mortgage closing or funding date, whichever applies, such Closing Agent will request funding of such loan by providing a certificate to CII substantially in the form of Exhibit E, which certificate shall be transmitted to CII by facsimile and overnight mail.

                 (iii) Upon receipt of the aforesaid Closing Agent's certificate with respect to an approved Qualified Mortgage, CII shall fund the amount of such loan by wire transfer or by Automated Clearing House Transfer.

                 (iv) Upon the closing of a Qualified Mortgage, Amerifund will provide the Closing Agent with a duly executed assignment of such Qualified Mortgage to CII substantially in the form of Exhibit F.

                 (V) No later than the first business day following the closing or funding date, whichever applies, of a Qualified Mortgage, the Closing Agent shall forward to CII by overnight mail, the original Mortgage Note signed by the borrower, a certified copy of the assignment of such Qualified Mortgage (Note and Mortgage) to CII and a copy of the Mortgage as executed by the Borrower, certified by the Closing Agent to be a true and correct copy, including a recorder's receipt showing recordation of such Mortgage in the appropriate governmental office.

                 (vi) The remaining Loan Documents will be forwarded by the Closing Agent to Amerifund which will promptly, and in any event prior to the expiration of
                          CONFIDENTIAL PORTION DELETED   days, deliver such
                          Loan Documents to CII; with the exception of the Recorded Assignment and Mortgage which will be delivered to CII prior to the expiration of 30 days, unless an extension is requested of and authorized by CII for reasonable cause.

                 (vii) Notwithstanding the above, in the event that the Qualified Mortgage is a construction/permanent loan or a multiple disbursement home improvement loan, then the amount funded at closing and any subsequent draws will be based upon CII's normal operating procedures which are attached as Exhibit G. The sale of such loans under 2 below will not occur until the construction loan or home improvement loan is fully disbursed and converted to permanent status.



         c.      Expansion Into Additional Geographic Areas.





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                 (i)


                 (ii)

                 (iii)      CONFIDENTIAL PORTIONS DELETED

                 (iv)

                 (v)

2. Sale of Loans. CII will package blocks of Qualified Mortgages and sell them to institutional buyers on a monthly basis or securitize them. CONFIDENTIAL PORTIONS DELETED


         a.               CONFIDENTIAL PORTIONS DELETED

         b. CII shall retain all interest on loans which accrues through the date of sale of such loan, regardless of whether such interest is paid by the borrower or handled as a prorated item upon the sale of such loans.

         c. CII shall render an accounting to Amerifund of each block of loans sold, specifying the loans included in such block, the identity of the buyer, the purchase price and terms of the sale, CONFIDENTIAL PORTIONS DELETED. Upon reasonable notice to CII, Amerifund shall have the right, at its own expense, to inspect the books and records of CII in order to confirm the accuracy of such accountings.

         2.1     Securitization of Loans.   If the Qualified Mortgages are
securitized by CII (CII will give notice to Amerifund prior to the delivery of
a block of loans), then       CONFIDENTIAL PORTIONS DELETED


         2.2     Unsold Blocks of Qualified Mortgages.

                        CONFIDENTIAL PORTIONS DELETED

         a. The term "average holding period", as used herein means the median elapsed term of all of the Qualified Mortgages in a block, measured from the date on which each Qualified Mortgage was funded to or for the benefit of the borrower, eg. the average holding period exceeds one month when one-half or more of the Qualified Mortgages have an elapsed term of 30 days or more.


3.       Representations and Warranties.

         a.      CII hereby represents and warrants as follows:

                 (i) CII is a corporation duly organized, validly existing and in good standing under the laws of South Carolina and is qualified to do business in each other jurisdiction in which such qualification is required or where CII maintains an office or does substantial business.





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                 (ii)     All corporate actions required to be taken by or on
                          behalf of CII to authorize its execution of this Agreement and the performance of its obligations hereunder have been fully and properly taken. The execution and consummation of this Agreement and the transactions contemplated hereby do not and will not violate any corporate charter, bylaw, contract, indenture, agreement, covenant or understanding by which CII is bound or to which is a party, or any applicable law or regulation; or require the consent of any governmental authority (unless such consent has been obtained).

                 (iii) CII is in compliance with all applicable laws and regulations. There are no actions, suits or proceedings pending, or, to the knowledge of CII, threatened against CII in any court or before any administrative or regulatory agency the adverse outcome of which CII would have a material adverse effect on the assets and business of CII.


                 (iv) CII will provide accounting and computer services to Amerifund for the term of this Agreement and at a monthly fee agreeable to by both parties.

                 (v) CII will not preclude Amerifund from geographic expansion to other states, except as provided in section 3. b. (viii).


                 (vi) CII will purchase all Qualified Mortgages in accordance with the terms of this Agreement.


                 (vii) After Amerifund notifies CII in writing of an Expansion Opportunity pursuant to 1(c) above, CII agrees that it will not enter into negotiations with third parties identified in such notice during the term of this Agreement plus 6 months, unless Amerifund gives its written consent which should not be unreasonably withheld.

                 (viii) Except for Bay Bank in Panama City, CII will not offer, nor enter into, an Agreement similar to this with any Florida based lender or broker.

         b.      Amerifund hereby represents and warrants as follows:

                 (i) Amerifund Group, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Florida and is qualified to do business in Florida and in each other jurisdiction in which such qualification is required or where it maintains an office or does substantial business.

                 (ii) Amerifund possesses all necessary licenses and meets all other legal requirements to lend funds giving rise to Qualified Mortgages and to sell Qualified Mortgages to CII.

                 (iii) All corporate actions required to be taken by or on behalf of Amerifund to





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                          authorize its execution of this Agreement and the
                          performance of its obligations hereunder have been fully and properly taken. The execution and consummation of this Agreement and the Qualified Mortgages contemplated hereby do not and will not violate any corporate charter, bylaw, contract, indenture, agreement, covenant or understanding by which Amerifund is bound or to which is a party, or any applicable law or regulation; or require the consent of any governmental authority (unless such consent has been obtained).

                 (iv) Amerifund is in compliance with all applicable laws and regulations. There are no actions, suits or proceedings pending, or, to the knowledge of Amerifund, threatened against Amerifund in any court or before any administrative or regulatory agency the adverse outcome of which Amerifund would have a material adverse effect on the assets and business of Amerifund.

                 (v) No fee or other charges shall be made by Amerifund with respect to any loan hereunder except for fees which are reasonable and customary in the locality for the services provided and which are imposed in full compliance with all applicable federal, state and local laws and regulations.

                 (vi) The owners of Amerifund, including all beneficial owners and others, are listed on Exhibit H. Each such person agrees by execution of this Agreement that it will not sell, assign or transfer any of its ownership interest in Amerifund to anyone other than those persons listed in Exhibit H without first offering such interest to CII, in writing, upon the same terms and conditions as the proposed sale, assignment or transfer to a third party. CII shall have ten (10) days after the receipt of such offer to accept such offer. Amerifund agrees that it will not sell, assign or transfer all or substantially all of its assets without first offering such assets to CII, in writing, upon the same terms and conditions as such proposed sale.

                 (vii)    Amerifund will offer to CII under this Agreement
                          CONFIDENTIAL PORTIONS DELETED      of the Qualified
                          Mortgages which it underwrites or generates each month, unless both CII and Amerifund agree otherwise, by written amendment to this Agreement.

                 (viii) During the term of this Agreement, Amerifund shall not make loans in the State of CONFIDENTIAL PORTIONS
                          DELETED      through non-employee brokers except for
                          broker loans solicited through        CONDIDENTIAL
                          PORTIONS DELETED      of Charlotte, NC.

                 (ix) In the event of the death of Gregory N. Warren, the Estate of Gregory N. Warren will have the option to sell the stock of Amerifund to CII and CII will have the obligation to purchase such stock provided there is some form of written agreement requiring a majority of the key employees to continue with Amerifund and, if this is the case, CII will compensate such key employees in a manner similar to the way they were compensated by Amerifund. In the event of the disability or retirement of Gregory N. Warren, CII will have the option to purchase the stock of Amerifund owned by Gregory N. Warren in accordance






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                          with the aforementioned provisions.  The price will
                          be determined by a valuation professional selected by Amerifund and a third valuation professional selected by the other two. The three such valuation professionals, by majority vote, shall agree upon the value ofthe stock to be purchased hereunder.

                 (x) Amerifund will grant CII the right to use its Loan Tracking Program pursuant to license in the form of that attached as Exhibit I.

         (c) Representations and warranties with respect to Qualified Mortgages. At the time of transfer and conveyance of each Qualified Mortgage to CII, Amerifund hereby represents and warrants to CII (which representations and warranties shall survive the purchase and shall continue in full force and effect until such Qualified Mortgages are paid in full) with respect to each such Qualified Mortgage, as follows:

                 (i) Amerifund is the sole and lawful owner of the Qualified Mortgage and CII will receive good and marketable title thereto free and clear of any and all liens, encumbrances, claims and rights of any party whatsoever.


                 (ii) No previous transfer or assignment of the Qualified Mortgage will be effective and no other party has any option of first refusal or other arrangement to acquire, directly or indirectly, the Qualified Mortgage.


                 (iii) All Qualified Mortgage Loan Documents (i) conform to all applicable laws and regulations; (ii) are true, valid, genuine and complete in all respects; (iii) are enforceable against borrower in accordance with their terms; and (iv) are subject to no defense, claim or disability, counterclaim, offset or pending bankruptcy. No defense, claim, disability, counterclaim, or offset as described above will arise against CII by virtue of the sale of the Qualified Mortgage or assignment of the Qualified Mortgage Documents under this Agreement. No suit, foreclosure or any other legal action or preceding has been brought by Amerifund in accordance with its handling of the Qualified Mortgages.


                 (iv) All Qualified Mortgage Loan Documents are completed in compliance with all applicable laws and regulations, and all computations made with respect to any Qualified Mortgages are accurate.


                 (v) Each action taken by Amerifund with respect to the Qualified Mortgage and each Note, loan application, agreement, form, letter, notice, statement, or other materials used by Amerifund in connection with the origination, servicing and sale of each such Qualified Mortgage, complies in all material respects with all applicable laws and regulations, including without limitation: the Consumer Credit Protection Act and Regulation Z under Title I thereof; laws respecting obtaining and/or using credit reports and other information concerning individuals (including, without limitation, the Fair Credit Reporting Act); the Equal Credit Opportunity Act and Regulation B thereunder; laws relating to unfair, deceptive, or unconscionable acts and practices; laws governing the sale of insurance






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                          (including, without limitation, credit life
                          insurance); federal laws and regulations relating to such Qualified Mortgages (including without limitation, the Real Estate Settlement Practices Act, as amended); the Flood Disaster Protection Act; and all applicable federal, state and local statutes, regulations, ordinances, and administrative rulings.

                 (vi) There is due and owing on the Qualified Mortgage the amount represented by Amerifund to be due thereon.

                 (vii) With respect to each Qualified Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated, serving and named in such deed of trust. Except in connection with a trustee's sale after default by the obligor, no fees or expenses are payable by Amerifund to the trustee under any deed of trust.

                 (viii) The Qualified Mortgage has not arisen from a renewal granted for the purpose of concealing from CII a delinquency, and no collateral purporting to secure the Note has been repossessed or disposed of or foreclosed against by Amerifund. No officer, director, partner, employee or agent of Amerifund (or of any assignor of the Qualified Mortgage or of any broker referring the Borrower under the Qualified Mortgage), nor the Amerifund has received any direct or indirect benefit, fee, commission or other consideration or value from any Borrower or from anyone else in connection with the Qualified Mortgage (other than as disclosed to CII in writing); nor has any such person made, directly or indirectly, any payment on the Note or on any of its officers, directors, partners, employees or agents has made any agreement with any Borrower providing for any variation of the interest rate, schedules of payment or other terms and conditions of the Note; and neither Amerifund or any of its officers, directors, partners, employees or agents has received a request for approval of, or notice of any proposed assumption, loss draft or payoff of, the Qualified Mortgage.


                 (ix) A lender's title insurance policy regarding each Qualified Mortgage became effective as of the origination of such Qualified Mortgage, is, and shall be, valid and is, and shall remain, in full force and effect; such title insurance shows whether any prior lien secures an open-end obligation requiring future advances; any such insurance policy has been issued by a title insurer qualified to do business in the state in which the real property subject to a Qualified Mortgage is located, insuring the priority of the lien of the loan in the original principal amount of such loan, which policy is in the then current American Land Title Association or a state land title association form customarily used in the state in which the insured property is located.

                 (x) The real property under each Qualified Mortgage is insured, under standard homeowner's hazard and casualty insurance policies, with appropriate mortgagee clauses, for an amount equal to the loan amount or more.

                 (xi) All real estate appraisals made in connection with each Qualified Mortgage shall





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                          have been performed in accordance with industry
                          standards in the appraising industry in the area where the appraised property is located. Any disputes regarding appraisal accuracy shall be submitted to an impartial appraiser, appointed by CII, whose judgment shall be determinative as to the accuracy of any appraisal.

                 (xii) There shall be no homestead or other exemption available to the obligor of any Qualified Mortgage which would interfere with the right to sell at a trustee's sale or the right to foreclosure.

                 (xiii) There shall be no holder in due course claim or any claim against any third party available to the obligor of any Qualified Mortgage which would interfere with the Mortgagee's right to enforce the Qualified Mortgage, to sell at a trustee's sale, or the right to foreclosure.


                 (xiv) Amerifund shall be responsible for the misfeasance, malfeasance or fraudulent acts of its employees or agents.

                 (xv) The Qualified Mortgage is secured by a valid and subsisting first or second priority lien or security interest on the property as reflected in the Loan Documents, and such lien or security interest in or on Borrower's real and personal property collateralizing the Note (including fixtures) is valid and has been properly filed, recorded (or received by the title insurance company for recording) or otherwise perfected in accordance with applicable law; and the Qualified Mortgage is insured by a mortgage title insurance policy (or commitment for same, the conditions having been satisfied).

                 (xvi) Each of the above representations and warranties (a) applies to any and all Qualified Mortgages sold to CII hereunder; (b) is for the benefit of CII and each of its successors and assigns; (c) continues in full force and effect for so long as the Note remains outstanding and for such time as CII is subject to any risk of loss or liability as to any Qualified Mortgage purchased from AmerifunD hereunder; (d) is in addition to any other specific warranties contained elsewhere herein; and (e) is made by Amerifund on its behalf and on the behalf of any third party originator of any Qualified Mortgage which may be sold hereunder in accordance with
                          Section 2.

         4.               CONFIDENTIAL PORTIONS DELETED


         5.      Limited Power of Attorney.


         a) Amerifund hereby makes, constitutes and appoints CII, its successors and assigns, as Amerifund's true and lawful attorneys, with full power substitution in name of Amerifund or otherwise, whether in relation to real, personal, tangible or intangible property, to do any and all of the following:


                 (i) To bill, demand, sue for, receive, collect, sign, endorse, assign or comprise any





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                          and all notes, checks, money orders or monies due on
                          any Qualified Mortgages sold to CII, and to receive, sign, endorse, or assign any orders, certificates, insurance policies and all benefits under any other instruments or documents as may from time to time be necessary or appropriate to accomplish the sales and transfers provided for by this Agreement;

                 (ii) To complete, execute and record any assignment or other document, including financing statements covering any such collateral;


                 (iii) To exercise or perform any act, power or duty that Amerifund has or would have in connection with the Qualified Mortgages purchased by CII, or which are reasonable in order to protect CII's interest in the collateral securing said Qualified Mortgage.

         b. Amerifund agrees that the foregoing powers are coupled with an interest and are irrevocable notwithstanding Amerifund's dissolution, merger, consolidation or other corporate reorganization or structural change or any other reason whatsoever.

         c. Amerifund will, at CII's reasonable request from time to time, execute one or more appropriate separate instruments evidencing the powers granted CII in this Section, in form suitable for recordation.


         6.      Opinion of Counsel; Certified Resolutions.


         a. Prior to the time that CII first purchases any Qualified Mortgages from Amerifund under this Agreement, Amerifund shall provide to CII an Opinion of Counsel to Amerifund, in form and substance satisfactory to CII, stating that as of the date of such Opinion:

                 (i) Amerifund (a) is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization;
                          (b) has the requisite power and authority and the legal right to conduct its business as now and heretofore conducted; (c) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, all governmental authorities having jurisdiction, to the extent required to conduct its business as now conducted in all locations where it conducts business, and to the extent necessary to assure the enforceability of each Note and Mortgage in any location in which any mortgaged property is located; and (d) is in compliance with its certificate of incorporation and bylaws or other governing documents.

                 (ii) The execution, delivery and performance of this Agreement and all instruments and documents delivered or to be delivered by Amerifund pursuant to this Agreement, and the origination and sale by Amerifund of each Qualified Mortgage hereunder (a) are within Amerifund's corporate power and authority; (b) have been duly authorized by all necessary or proper corporate action; (c) are not in contravention of any provision of Amerifund's certificate of incorporation or bylaws; (d) will not violate any law or regulation or any order or decree of any






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                          court or governmental authority; (e) will not
                          conflict with or result in the breach of, or constitute a default with respect to, any agreement or other instrument to which Amerifund is a party or by which Amerifund of any of its property is bound; and (f) do not require any filing or registration with, or the consent or approval of, any governmental authority or any other person which has not been made or obtained previously.

                 (iii) This Agreement has been duly executed and delivered by Amerifund, and is a valid, legal and binding obligation of Amerifund enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                 (iv) No action, claim, or proceeding is now pending or, to the knowledge of counsel, threatened against Amerifund at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators which, if adversely determined, (a) would result in a liability of Amerifund in an amount greater than $10,000, (b) questions the validity of any Note or Security Instrument, or (c) could, wither individually or in the aggregate, result in any material adverse change in the business, operations, property or financial or other condition of Amerifund.

         b. Certified copies of any resolution or document of consent of the board of directors or other appropriate governing body of Amerifund authorizing the execution of this Agreement and the performance of its obligations hereunder, and evidencing the authority of the executing officer(s) to execute this Agreement and all other documents, instruments and certificates related hereto and to the transactions contemplated hereunder.

         7. Meetings and Financial Statement. The principal officers of CII and Amerifund agree to meet on a quarterly or more frequent basis to discuss all information pertinent to this Agreement, its implementation and continuation. Each party will provide the other with copies of its monthly financial statements, including balance sheet, income statement and statement of changes in financial position, all within 30 days of the close of each month.

         8.      Term of Agreement; Damages For Wrongful Termination or Breach.

         a. The term of this Agreement shall be five (5) years. Either party shall be entitled to terminate this Agreement upon twelve (12) months prior written notice given to the other party, provided that such notice is given after August 1, 1999.


         b. If either party causes a Wrongful Termination of this Agreement, as defined below or fails to cure a material breach of its obligations hereunder within 30 days after written demand by the other party, then the other party (the "Injured Party") shall be entitled to






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                 recover from such party, as damages, an amount equal to the
                 CONFIDENTIAL PORTIONS DELETED earned by the Injured Party under this Agreement during the preceding twelve (12) months.

         c. A Wrongful Termination shall include any termination other than:



                 (i) Termination by mutual written agreement of the parties;


                 (ii)     Termination by CII in the event that
                 CONFIDENTIAL PORTIONS DELETED


                 (iii) Termination by twelve (12) months prior written notice to the other party, provided that such notice is given after August 1, 1999.

         9. Notices. Any notice or demand which is required or permitted to be given by a provision of this Agreement shall be deemed to have been sufficiently given if either served personally or sent by prepaid first class, registered or certified mail, addressed to the party at its address set forth below:



         Buyer:  Dennis W. Canupp
                 Carolina Investors, Inc.
                 208 Garvin Street
                 P.O. Box 998
                 Pickens, SC 29671


         Seller: Gregory N. Warren
                 Amerifund Group, Inc.
                 163 E. Morse Blvd. 2nd Floor

                 Winter Park, Florida 32789

Either party may change its address by written notice to the other.

         10. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, inducements or other provisions other than those expressed in writing herein. All changes, additions or deletions hereto must be made in writing and signed by each of the parties hereto.

         11. No Agency. This Agreement and transactions entered into pursuant hereto shall not create between the parties a relationship agency, legal representation, joint venture, partnership or employment, and the parties agree that neither party is in any way authorized to make any contract, agreement, warranty or representation, or to create any obligations, express or implied, on behalf of the others.

         12. Survival of Provisions. All of the covenants, agreements, representations and warranties made herein by the parties hereto shall survive and continue in effect after the termination of the Agreement or the consummation of the transactions contemplated hereby. This Agreement may be executed in counterparts, all of which, taken together, shall constitute one and the same instrument.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina and any applicable federal laws.

                                        Carolina Investors, Inc.

                                        By:
                                           ------------------------------
                                                                        , CEO
                                           ------------------------------
Attest:

- ----------------------------
Secretary

                                        Amerifund Group, Inc.

                                        By:
                                           -----------------------------

                                           -----------------------------
                                                                      (Title)
Attest:                                           (Corporate Seal)

- ------------------------------
Secretary

                                    Direct & Beneficial Owners of Amerifund




                                    ----------------------------------
                                    Gregory N. Warren


                                    ----------------------------------
                                    Jana Batey


                                    ----------------------------------
                                    Diane Warren


                                    ----------------------------------
                                    Randall Warren


                                    ----------------------------------
                                    David Warren


                                    ----------------------------------
                                    Judith Isaason


                                    ----------------------------------
                                    David Isaason

                                    EXHIBITS



A1.      Loan Approval Information
A2.      Funding Request
B.       Underwriting Criteria
C.       Approved Closing Agents
D.       Loan Documentation
E.       Closing Attorney Certificate
F.       Assignment of Qualified Mortgage
G.       Procedures for Construction Multi Disbursement and Home Improvement
          Loans

H.       Owners of AMERIFUND and Others


I.       License Agreement for Loan Tracking Program
J.       Calculation of Profit or Loss
K.       Approved Appraiser List